                                                                   Exhibit 99.04


                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                  AS OF DECEMBER 31, 2000 AND 1999 AND FOR THE

                          YEAR ENDED DECEMBER 31, 2000

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE


                        AS OF DECEMBER 31, 2000 AND 1999

                    AND FOR THE YEAR ENDED DECEMBER 31, 2000


                                      INDEX

Independent Auditors' Report                                                   1

Financial Statements:

Statements of Net Assets Available for Plan Benefits as of December
  31, 2000 and 1999                                                            2

Statement of Changes in Net Assets Available for Plan Benefits for the
  Year Ended December 31, 2000                                                 3

Notes to Financial Statements                                                  4

Supplemental Schedule*

Schedule H, Line 4i -- Schedule of Assets (Held at End of Year)                9

* Schedules required by Form 5500 which are not applicable have not been included.

                          INDEPENDENT AUDITORS' REPORT



TO THE PLANS ADMINISTRATION COMMITTEE OF CITIGROUP INC.:

We have audited the accompanying statement of net assets available for plan benefits of the Associates Savings and Profit Sharing Plan (the "Plan") as of December 31, 2000 and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The accompanying statement of net assets available for plan benefits of the Associates Savings and Profit Sharing Plan as of December 31, 1999, was audited by other auditors whose report thereon dated May 23, 2000, expressed an unqualified opinion on this statement.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2000 financial statements referred to above presents fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2000 and the changes in its net assets available for plan benefits for the year then ended, in the conformity with accounting principles generally accepted in the United States of America.

Our audit for the year ended December 31, 2000 was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule H, Line 4i -- Schedule of assets (held at end of year), is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


KPMG LLP
Dallas, Texas
June 8, 2001

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                           DECEMBER 31, 2000 AND 1999

                                                           2000               1999
                                                           ----               ----
ASSETS
Investments, at Fair Value (Notes 2 and 3):
   Interest Bearing Cash                              $           --    $    2,693,046
   Registered Investment Companies                       650,444,619       723,412,529
   Common Stock                                           68,566,463        44,801,816
   Participant Loans                                      31,819,701        32,332,777
                                                      --------------    --------------
                                                         750,830,783       803,240,168
Employer Contributions Receivable                                 --        23,316,739
                                                      --------------    --------------
Net Assets Available for Plan Benefits                $  750,830,783    $  826,556,907
                                                      ==============    ==============


See accompanying notes to financial statements.

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                          YEAR ENDED DECEMBER 31, 2000

ADDITIONS TO NET ASSETS ATTRIBUTED TO:

   Investment Income

     Dividends and Interest Income                               $    51,610,493
     Net (Depreciation) in Fair Value of Investments                 (66,706,213)
                                                                 ---------------

   Total Investment Loss                                             (15,095,720)

   Contributions

     Employer                                                         14,092,706
     Participants                                                     47,323,097
                                                                 ---------------

   Total Contributions                                                61,415,803
                                                                 ---------------

   Total Additions                                                    46,320,083
                                                                 ---------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:

    Benefits Paid directly to Participants                           121,856,625
    Administrative Expense                                               189,582
                                                                 ---------------

Total Deductions                                                     122,046,207
                                                                 ---------------

Net Decrease in Net Assets Available for Plan Benefits                75,726,124

Net Assets Available for Plan Benefits

Beginning of Year                                                    826,556,907
                                                                 ---------------
End of Year                                                      $   750,830,783
                                                                 ===============

See accompanying notes to financial statements.

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


1.     DESCRIPTION OF THE PLAN

       GENERAL

       The Associates Savings and Profit Sharing Plan (the "Plan") is a defined contribution plan intended to provide assistance in accumulating personal savings for retirement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

       On November 30, 2000, Citigroup Inc. ("Citigroup") completed its acquisition of Associates First Capital Corporation ("Associates" or the "Company"). The acquisition was consummated through a merger of Associates with a subsidiary of Citigroup pursuant to which each share of Associates common stock has become a right to receive .7334 of a share of common shares of Citigroup.

       The Plan is administered by the Plans Administration Committee of Citigroup Inc. (the "Committee").

       Fidelity Management Trust Company (the "Trustee") holds the Plan's assets in trust. The Company may, but is not required to, pay all Trustee fees and the majority of administrative expenses.

       ELIGIBILITY AND CONTRIBUTIONS

       Full-time employees of the Company over the age of 25 become participants in the Plan on their date of employment. Full-time employees under the age of 25 become participants in the Plan with regard to profit-sharing contributions on their first day of employment and become participants in the Plan with regard to other contributions (pre-tax, post-tax and matching) as of the earlier of completion of one year of "eligibility service" (as defined in the Plan) or attainment of age 25. Part-time employees become participants in the Plan with regard to profit-sharing contributions as of the first day of the year in which they complete more than 1,000 hours of service (as defined in the Plan). Participants may elect to contribute a portion of their annual compensation on a pre-tax or post-tax basis (or a combination of both) up to a maximum of 12% of their covered compensation (subject to limitations for highly compensated employees). The Company matches participants' contributions up to 6% of their covered compensation at the rate of 50%. In addition, the Company may make profit-sharing contributions to the Plan as the board of directors of the Company determines.

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


       FORFEITURES

       Forfeitures, which occur when a participant who is not fully vested terminates employment, are used to (1) restore amounts previously forfeited by participants but required to be reinstated upon resumption of employment, subject to certain limitations and conditions, (2) pay the Company's matching contributions and discretionary profit-sharing contributions, (3) pay Plan expenses not paid by the Company, or (4) correct an error made in allocating amounts to participant accounts or resolve any claim filed under the Plan in accordance with the terms of the Plan. Total forfeitures as of December 31, 2000 and 1999 were $6,194,732 and $4,249,403, respectively.

       INVESTMENT PROGRAM

       Participant and Company contributions are invested in accordance with the participant's election in one or more of several investment programs made available under the Plan.

       The investment program options are the same for all contributions made to the Plan. Participants may change the composition of their investment program and their allocation percentage in each investment program at any time.

       VESTING

       Participants are fully vested at all times in their pre-tax and post-tax elective contributions and in earnings on those contributions. Balances transferred from certain predecessor Plans and rollovers from other qualified Plans are typically also fully vested. Participants become vested in the Company's matching contributions made on their behalf, and in earnings thereon, at a rate of 20% for each year of service. Participants become 100% vested in the Company's discretionary profit sharing contributions after five years of service. Additionally, participants become 100% vested in the Company's matching and discretionary profit-sharing contributions made on their behalf, and in earnings thereon, when they meet the Plan's retirement requirements, become disabled and eligible for long-term disability benefits, die, or cease participation due to termination of the Plan.

       BENEFITS

       A participant's total account balance is paid to the participant in accordance with the terms of the Plan in either installments or a lump sum upon retirement or disability or in a lump sum upon termination of employment. If the participant's vested balance is greater than $5,000, the participant may elect to defer the distribution until the age of 65. Upon a participant's death while actively employed, the total account balance is paid to the participant's beneficiary in a lump sum. In lieu of receiving lump-sum payments, participants may directly rollover their vested account balances to other qualified or individual retirement accounts.

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


       WITHDRAWALS

       Pursuant to Plan provision, participants may make withdrawals from their accounts prior to termination of employment, retirement, disability or death. In general, withdrawals are limited to the following options: (1) Subject to certain rules, participants may make a withdrawal of employee provided post-tax contribution proportionately from each fund. (2) Participants may make a withdrawal from pre-tax contributions (but not from the related earnings) prior to age 59-1/2 in the event of financial hardship (i.e., excess medical expenses, tuition payments, purchase of a primary residence, or imminent eviction or foreclosure). Proof of the financial hardship must be submitted to the Committee or its designee for approval. (3) Participants over the age 59-1/2 can make withdrawals from pre-tax and post-tax contributions subject to certain rules.

       LOANS TO PARTICIPANTS

       The Committee or its designee may authorize a loan or loans from the Plan to participants. Participant loans are limited to 50% of a participant's vested interest up to the maximum specified by a Plan formula; however, the minimum loan request is $500. Loans bear interest at prime plus 1%, payable in semimonthly or weekly installments up to 60 months (except for loans used to purchase primary residence) and are collateralized by the participants' vested interest in the Plan. Loans for primary residence mortgages may be paid back over 25 years. Repayment of loan amounts, including interest, are payroll deducted and allocated to participant accounts consistent with investment elections.

       PARTICIPANT ACCOUNTS

       Each participant's account is credited with the participant's contributions and allocations of the Company's matching and profit-sharing contributions, as applicable, and Plan earnings. Allocations are based on the participant's contributions to the Plan, compensation, as defined in the Plan, or account balances, as applicable. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

       PLAN TERMINATION

       Although it has not expressed any intention to do so, the Company has the right to terminate the Plan. Upon termination, the Company and the Committee will direct the Trustee to distribute the assets of the Plan to participants in accordance with the terms of the Plan. In the event of termination of the Plan, all participants will become fully vested in their accounts.

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The financial statements of the Plan are prepared under the accrual method of accounting.

       INVESTMENT VALUATION

       Investments in the Citigroup common stock fund are accounted for as of the trade date and are valued at quoted market prices. Investments in registered investment companies are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Loans to participants are valued at cost, which approximates fair value.

       NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

       Net appreciation (depreciation) in fair value of investments includes realized and unrealized investment gains and losses. Realized gains and losses on the sale of securities are determined based on average cost of securities sold, while unrealized gains and losses are determined based on average cost of securities held at the end of the year.

       DIVIDEND AND INTEREST INCOME

       Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis.

       USE OF ESTIMATES

       Preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.     INVESTMENT

       The fair value of individual investments that represent 5% or more of the Plan's assets as of December 31, are as follows:

                                                         2000                 1999
                                                    ------------------------------------
                                                    (In Thousands)       (In Thousands)
    Fidelity Puritan Fund                            $     45,508         $     51,242
    Fidelity Magellan Fund                                133,694              152,260
    Fidelity Retirement Money Market Portfolio            180,847              205,065
    Citigroup Common Stock                                 68,566                   --
    Associates Common Stock                                    --               44,802
    Fidelity Growth and Income Portfolio                   49,663               57,827
    Fidelity Blue Chip Growth Regulated Fund               50,676               49,693
    Fidelity Aggressive Growth Regulated Fund              97,688              113,534

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000


       The Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value for the year ended December 31, 2000, as follows:

       Registered Investment Companies                            $ (96,890,390)
       Common Stocks                                                 30,184,177
                                                                  --------------
                                                                  $ (66,706,213)
                                                                  ==============

4.     TAX STATUS

       The Plan has received a determination letter from the Internal Revenue Service dated February 23, 1996, stating that the Plan is qualified under
       Section 401 (a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

5.     SUBSEQUENT EVENTS:

       Effective July 1, 2001, the Travelers Group 401(k) Savings Plan will be renamed the Citigroup 401(k) Plan and the Citibuilder 401(k) Plan will be merged into the Citigroup 401(k) Plan. At the same time five other plans
       - the Associates Savings and Profit Sharing Plan; Savings and Investment Plan for Associates of Wellspring Resources (part of CitiStreet); the State Street Salary Savings Plan (part of CitiStreet); the Geneva Companies 401(k) Savings Plan; and the Geneva Group Inc. Employee Stock Ownership Plan will also be merged into the Citigroup 401(k) Plan.

                             SUPPLEMENTAL SCHEDULE

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

         SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                DECEMBER 31, 2000

(a)                  (b)                                   (c)                                      (e)
         IDENTITY OF ISSUER, BORROWER
           LESSOR, OR SIMILAR PARTY              DESCRIPTION OF INVESTMENT                     CURRENT VALUE
----------------------------------------------------------------------------------------------------------------
                                                                                               (In Thousands)
 *       Fidelity Management Trust        Fidelity Puritan Fund;
           Company                           Registered Investment Company                      $     45,508

                                          Fidelity Magellan Fund;
                                             Registered Investment Company                           133,694

                                          Fidelity Intermediate Bond Fund;
                                             Registered Investment Company                            17,769

                                          Fidelity Retirement Money Market Portfolio;
                                             Registered Investment Company                           180,847

                                          Fidelity Asset Manager;
                                             Registered Investment Company                            24,916

                                          Templeton Foreign Fund;
                                             Registered Investment Company                            13,044

                                          Citigroup Common Stock                                      68,566

                                          R. S. Emerging Growth Fund;
                                             Registered Investment Company                             2,829

                                          Fidelity Equity Income Fund;
                                             Registered Investment Company                               563

                                          Fidelity Growth & Income Portfolio;
                                             Registered Investment Company                            49,663

                                          Fidelity Blue Chip Growth Regulated Fund;
                                             Registered Investment Company                            50,676

                                          Fidelity Aggressive Growth Regulated Fund;
                                             Registered Investment Company                            97,688

                                          Spartan U.S. Equity Index Portfolio;
                                             Registered Investment Company                            31,539

See Accompanying Independent Auditors' Report.

                   ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

         SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                DECEMBER 31, 2000

(a)                  (b)                                   (c)                                      (e)
         IDENTITY OF ISSUER, BORROWER
           LESSOR, OR SIMILAR PARTY              DESCRIPTION OF INVESTMENT                     CURRENT VALUE
---------------------------------------------------------------------------------------------------------------
                                                                                               (In Thousands)
                                          Fidelity Freedom Income Fund;
                                             Registered Investment Company                             176

                                          Fidelity Freedom 2000 Fund;
                                             Registered Investment Company                              92

                                          Fidelity Freedom 2010 Fund;
                                             Registered Investment Company                             404

                                          Fidelity Freedom 2020 Fund;
                                             Registered Investment Company                             552

                                          Fidelity Freedom 2030 Fund;
                                             Registered Investment Company                             485

 *       Participants                     Participants Loans to Participants with
                                             Interest Rates Ranging from 9.5% 10.5%                 31,820
                                                                                                 ---------

                                                                                                  $750,831
                                                                                                 =========


 *       Party in interest as defined by ERISA



NOTE: Column (d) is not required, as all of the investment programs are participant - directed; however, participant loans have no cost basis.

See Accompanying Independent Auditors' Report.


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